Exhibit 99.1

The Marygold Companies Enters Agreement to Sell Canadian Subsidiary

- Brigadier Security Systems Sold to SKCAL LLC -

San Clemente, California, June 20, 2025 – The Marygold Companies, Inc. (“TMC” or the “Company”) (NYSE American: MGLD), a diversified global holding company, today announced that it has entered into a stock purchase agreement to sell its wholly owned Canadian subsidiary, Brigadier Security Systems Ltd. (“Brigadier”), to SKCAL LLC, an Arizona limited liability company whose sole member is a director and 11% shareholder of TMC.

The proposed transaction aligns with the Company’s corporate strategy to direct resources toward growth in the financial services sector. It is expected to close on or about July 1, 2025. Total consideration is estimated to be approximately US$2.2 million.

Brigadier, based in Saskatoon, SK, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province.

Nicholas Gerber, CEO of TMC, said, “Our corporate goals and mission have been evolving over the past few years toward a focus on financial services, and our plan is to remain within this sector. I am delighted that one of our board members recognized the opportunity with Brigadier. While we had not put the company up for sale, the timing was right for both parties. The acquirer paid a fair market price, and we achieved an excellent return on our original investment. We have enjoyed and benefited from our ownership of Brigadier since 2016, and I am confident that Brigadier’s future and that of its staff will continue to thrive under its new owner,” Gerber added.

The proposed transaction is subject to the customary prerequisites for transactions of this nature, including, but not limited to, completion of due diligence, board approval, fairness opinion and possible adjustments to purchase price after completion of audited financial statements. Proceeds from the sale of Brigadier will be used to pay down corporate debt and for general corporate purposes.

About The Marygold Companies, Inc.

The Marygold Companies was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in ETF fund management, other financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Marygold & Co. (UK) Limited, Step-By-Step Financial Planners, Ltd., Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements, including, but not limited to, completing the sale of its Brigadier Security Systems subsidiary, involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Readers should refer to the further detail of the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-218-8542

dneibert@themarygoldcompanies.com